Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of January 26, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) is made by FlyExclusive Jet Share, LLC, a North Carolina limited liability company, as grantor (the “Grantor”), in favor of Kroll Trustee Services, Limited, a company incorporated under the laws of England and Wales, as collateral agent for the benefit of the Noteholders (as defined below) (together with its successors and assigns, the “Collateral Agent”).

RECITALS

Grantor, as borrower, flyExclusive, Inc., a Delaware corporation (“Parent”) and LGM Enterprises, LLC a North Carolina limited liability company (“Holdings”), as guarantors, Kroll Agency Services, Limited, a company incorporated under the laws of England and Wales, as administrative agent and the Collateral Agent have entered into that certain Senior Secured Note dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”), together with each Person named as a “Noteholder” on the signature pages thereto (in such capacity, individually and collectively, the “Initial Noteholders” and, together with any additional Noteholders party thereto from time to time, the “Noteholders”); capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Note.

Holdings and Parent have entered into that certain Guaranty Agreement dated as of the date hereof in favor of the Collateral Agent, for the benefit of the Noteholders, pursuant to which Holdings and Parent have guaranteed the Secured Obligations.

The Grantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Note and the other Note Documents and each is, therefore, willing to enter into this Agreement.

This Agreement is given by the Grantor in favor of Collateral Agent for the benefit of the Noteholders to secure the payment and performance of all of the Secured Obligations. It is a condition to the obligations of the Noteholders to make the Loans under the Note that the Grantor execute and deliver the applicable Note Documents, including this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a) Unless otherwise defined herein or in the Note, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b) The following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble hereof.

“Aircraft” has the meaning set forth in the Note.

“Aviation Authority” means, in respect of the Aircraft, any Governmental Authority that is or shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of the Aircraft or other matters relating to civil aviation in the relevant state of registration under applicable Law.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of Law against, all or any portion of the Collateral.

“Collateral” has the meaning set forth in Section 2.01.

“Collateral Agent” has the meaning set forth in the Preamble hereof.

“Control” means with respect to any Deposit Account, “control,” within the meaning of Section 9-104 of the UCC.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to Collateral Agent establishing Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” means, collectively, with respect to the Grantor, (i) all “deposit accounts” as such term is defined in Article 9 of the UCC and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Collateral is subject (subject only to Liens that are permitted under the Note to have a more senior priority than the Lien created hereunder).

“Grantor” has the meaning set forth in the Preamble hereof.

“Initial Noteholders” has the meaning set forth in the recitals hereof.

“Noteholders” has the meaning set forth in the recitals hereof.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

“Secured Parties” means, the Noteholders and the Collateral Agent.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of Law, any or all of the perfection or priority of Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02 Interpretation. The rules of interpretation specified in the Note (including Section 1.2 thereof) shall be applicable to this Agreement. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified.

Section 1.03 Schedules. The Collateral Agent and the Grantor agree that the Schedules hereof and all descriptions of Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, the Grantor hereby pledges to Collateral Agent, and grants to Collateral Agent, in each case, for the benefit of the Secured Parties, a Lien on and security interest in and to, all of the right, title and interest of the Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(a) all sales proceeds received by the Grantor from the sale of fractional interests in Aircraft and of whole Aircraft assets and all right, title and interest of every nature whatsoever of the Grantor in and to the same;

(b) all Deposit Accounts of the Grantor and all moneys and securities now or hereafter paid or deposited or required to be paid or deposited into the Deposit Accounts and held or required to be held by the account bank under the Note Documents (and all cash and other amounts credited thereto);

(c) without limiting the generality of the foregoing, all insurance and requisition proceeds with respect to the Aircraft or any part thereof;

(d) without limiting the generality of the foregoing, all warranties with respect to the Aircraft or any part thereof;

(e) without limiting the generality of the foregoing, all monies and securities from time to time deposited or required to be deposited with the Grantor pursuant to any terms of this Agreement or the Note; and

(f) all proceeds of the foregoing.

The assignment covered by this Section 2.01 is a collateral assignment; provided, however, that it is expressly agreed that so long as no Event of Default has occurred and is continuing, the Grantor shall, to the exclusion of the Secured Parties, be entitled to exercise, any and all of the Claims, rights, powers, privileges, remedies and other benefits of the Grantor subject, in each case, to Section 6.01 hereof.

Section 2.02 Filings.

(a) The Grantor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether the Grantor is an organization, the type of organization and, if required, any organizational identification number issued to the Grantor and (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder. The Grantor agrees to provide all information described in the immediately preceding sentence to Collateral Agent promptly upon the request by Collateral Agent.

(b) Notwithstanding the grant of authority to the Collateral Agent under this Section 2.02, the Collateral Agent shall have no duty to file any financing statement, continuation statement or amendment or any other document or instrument with any filing office to perfect or maintain the perfection of the Collateral Agent’s security interest in the Collateral.

ARTICLE III

PERFECTION AND FURTHER ASSURANCES

Section 3.01 Maintenance of Perfected Security Interest. The Grantor represents and warrants that, to the extent required by this Agreement, on the date hereof all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to Collateral Agent for the benefit of the Noteholders in respect of the Collateral have been delivered to Collateral Agent in completed and, to the extent necessary or appropriate, or as the Collateral Agent reasonably requests, duly executed form for filing in each governmental, municipal or other office specified in this Schedule 3.01.

Section 3.02 Other Actions for Perfection. In order to further insure the attachment, perfection and priority of, and the ability of Collateral Agent to enforce, Collateral Agent’s security interest for the benefit of the Secured Parties, in the Collateral, the Grantor represents and warrants (as to itself) as follows and agrees, in each case at the Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Deposit Accounts. (i) As of the date hereof, the Grantor has not opened and does not maintain any Deposit Accounts other than the accounts listed in Schedule 3.02(a) hereof and (ii) as of the date required by Section 6.2 of the Note, the Grantor and depositary bank shall have duly executed and delivered to Collateral Agent a Control Agreement in each Deposit Account listed in Schedule 3.02(a) hereof which security interest is perfected by Control. The Grantor may hereafter establish and maintain any new Deposit Account only if (1) the Grantor shall have given Collateral Agent three (3) Business Days’ prior written notice of its intention to establish such new Deposit Account with a depository bank and (2) within thirty (30) calendar days after such notice (or prior to such later time as may be extended by the Majority Noteholders in their respective sole discretion), such depository bank and the Grantor shall have duly executed and delivered to Collateral Agent a Control Agreement with respect to such Deposit Account. The Grantor shall not grant Control of any Deposit Account to any Person other than Collateral Agent for the benefit of the Secured Parties.

(b) Subject to Section 9.10 of the Note, the Grantor shall not have any Securities Accounts.

Section 3.03 Further Assurances. Subject to the limitations set forth herein, the Grantor shall take such further actions, and execute and/or deliver to Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as are necessary or appropriate, or as the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided herein and the rights and interests granted to Collateral Agent hereunder, and enable Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar Laws) in effect in any jurisdiction with respect to the security interest created hereby, and the execution and delivery of Control Agreements with respect to Deposit Accounts, and in such offices wherever required by Law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to Collateral Agent hereunder, as against third parties, with respect to the Collateral. Without limiting the generality of the foregoing, but subject to applicable Law, the Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to Collateral Agent from time to time upon request by Collateral Agent such lists, schedules, descriptions and designations of the Collateral, statements, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as Collateral Agent shall reasonably request subject to the limitations and exceptions set forth herein. If an Event of Default has occurred and is continuing, Collateral Agent may institute and maintain, in its own name or in the name of the Grantor, such suits and proceedings as Collateral Agent may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Grantor.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Grantor represents, warrants and covenants as follows:

Section 4.01 Perfected First Priority Security Interest. This Agreement is effective to create in favor of Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable First Priority security interest in the Collateral and the Proceeds thereof.

Section 4.02 No Transfer of Collateral. The Grantor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral, subject to any Permitted Liens described in Section 10.2(f) of the Note, pledged by it hereunder or any interest therein except as permitted by the Note (including for the avoidance of doubt, the right of the Grantor to apply sales proceeds of Aircraft or fractional interests therein to the payment of permitted third party Debt pursuant to Section 10.6(b)(ii) of the Note).

Section 4.03 Claims Against Collateral. The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority security interest and Lien granted to Collateral Agent for the benefit of the Secured Parties with respect thereto against all Claims and demands of all Persons at any time claiming any interest therein adverse to the Noteholders other than Permitted Liens. Except as expressly permitted by the Note or any other Note Document (including for the avoidance of doubt, such as may relate to Permitted Liens), there is no agreement, order, judgment or decree, and the Grantor shall not enter into any agreement or take any other action, that would reasonably be expected to restrict the transferability of any of the Collateral or otherwise impair or conflict with the Grantor’s obligations or the rights of Collateral Agent hereunder.

Section 4.04 Other Financing Statements.

(a) No financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Grantor as debtor is on file in any recording office, except such as have been filed in favor of Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as otherwise permitted under the Note (including for the avoidance of doubt, any security agreements, mortgages or financing statements filed with aircraft registries or other recording offices with respect to Aircraft financed with third party Debt as permitted by Section 10.2(f) of the Note).

(b) The Grantor shall not execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Grantor as debtor with respect to all or any part of the Collateral, except financing statements and other instruments filed in respect of Permitted Liens (including for the avoidance of doubt, any security agreements, mortgages or financing statements filed with aircraft registries or other recording offices with respect to Aircraft financed with third party Debt as permitted by Section 10.2(f) of the Note).

Section 4.05 Changes in Name, Jurisdiction of Organization, Etc.

(a) On the date hereof, the Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number and chief executive office are indicated next to its name in Schedule 4.05 hereof.

(b) The Grantor shall not, except upon ten (10) days’ prior written notice to Collateral Agent, and delivery to Collateral Agent of evidence of filing of all additional financing statements, information and other documents necessary, or as may be reasonably requested by Collateral Agent, to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its legal name, identity, type of organization or corporate structure; (ii) change the location of its chief executive office or its principal place of business; (iii) change its Federal Taxpayer Identification Number or organizational identification number; or (iv) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

(c) The Grantor shall, prior to any change described in the preceding sentence, take all actions necessary to, or as may be reasonably requested by Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereunder.

(d) The Grantor agrees to promptly provide Collateral Agent with certified Organizational Documents reflecting any of the changes described in this Section 4.05. The Grantor also agrees to promptly notify Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility).

Section 4.06 Approvals. In the event that while an Event of Default exists Collateral Agent desires to exercise any remedies, rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of Collateral Agent (acting on the direction of the Majority Noteholders), The Grantor agrees to assist Collateral Agent in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.07 Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to Collateral Agent, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. The Collateral described on the schedules hereof constitutes all of the property of such type of Collateral owned or held by the Grantor.

Section 4.08 Insurance. Subject to the rights of any third party holding a Lien permitted by Section 10.2(f) of the Note, in the event that the proceeds of any insurance claim are paid to the Grantor after Collateral Agent has exercised its right to foreclose on all or any part of the Collateral during the existence of an Event of Default, such proceeds (a) shall be held in trust for the benefit of the Noteholders and promptly (but in any event within three (3) Business Days after receipt thereof by the Grantor) (b) shall be paid to Collateral Agent for application in accordance with the Note (subject, in each case, to senior Permitted Liens).

Section 4.09 Compliance with Laws. The Grantor shall pay promptly when due all Claims upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, in each case, except to the extent such Claims constitute a Permitted Lien. In the event the Grantor shall fail to make such payment contemplated in the immediately preceding sentence, Collateral Agent may (following notice to the Grantor, to the extent practicable) do so for the account of the Grantor and the Grantor shall promptly reimburse and indemnify Collateral Agent for all costs and expenses incurred by Collateral Agent under this Section 4.09 in accordance with Section 7.08.

Section 4.10 Inspection of Collateral. The Grantor shall permit Collateral Agent, or its designee acting on the instructions of Collateral Agent, to inspect the Collateral or observe its use in accordance with Section 9.9 of the Note.

Section 4.11 Base of Aircraft. The Grantor has notified the Collateral Agent in writing of the permanent base of the Aircraft and agrees not to change the base of the Aircraft without Collateral Agent’s prior written consent.

Section 4.12 Use, Maintenance, Registration and Flight Operation of the Aircraft.

(a) The Grantor shall use the Aircraft primarily for charter air transportation and fractional aircraft ownership program use. The Grantor agrees not to change or consent to a change of the primary use of the Aircraft without Collateral Agent’s prior written consent. The Aircraft shall not be operated, flown or used at any time for any illegal purpose, in an illegal manner, in any manner not covered by insurance or for any military purpose. The Grantor shall permit the Aircraft to be operated only by (i) the Grantor, a fractional owner if managed by Grantor, or such other third party as approved in writing by Collateral Agent and (ii) duly qualified pilots having (A) current pilot certificates and otherwise having satisfied all requirements established by the Aviation Authority, (B) completed a training course approved by the manufacturer of the Aircraft for the operation of the type of aircraft covered by this Agreement and (C) qualifications meeting the minimum requirements of all insurance policies, certificates or applications. If the Grantor, fractional owner if managed by Grantor, or such other third party as approved in writing by Collateral Agent is operating the Aircraft in any charter or fractional ownership service, the Grantor and/or such operator, shall at all times while such Aircraft is being used or operated in any charter or fractional ownership service (i) have and maintain a valid air operating certificate or other appropriate permit issued by each applicable Aviation Authority evidencing such operator’s authority to conduct such operations, (ii) list the Aircraft on such operator’s operations certificates as may be required by applicable law, (iii) conduct operations in a manner consistent with the type certificate of the Aircraft and the operating certificate and (iv) comply with all applicable laws and other requirements pertaining to such charter or fractional ownership service operations.

(b) The Grantor, at its sole cost and expense, promises and agrees at all times during the term of the Loan to continuously maintain, service, repair, overhaul, test, and modify the Aircraft in accordance with applicable manufacturer’s published recommendations (including service letters and bulletins applicable to the Aircraft), all directives and requirements of the Aviation Authority, all applicable laws, regulations and ordinances of the Aviation Authority, all insurance policies (or applications for insurance) covering the Aircraft and any maintenance programs required by Collateral Agent, below, so as to enable all airworthiness certifications of the Aircraft to be maintained in good standing at all times (subject to customary exceptions for maintenance) and otherwise keep the Aircraft in good repair at all times. The Grantor shall (i) complete all modifications as may be required by the Aviation Authority or the Aircraft’s manufacturer to enable the aircraft to continue to be legally and fully operational within the full performance range established by the manufacturer’s published performance specifications for the Aircraft; (ii) shall perform all scheduled repairs, inspections, modifications, maintenance, and overhaul work by Grantor itself or at service facilities approved by the Aircraft manufacturer for the make and model of the Aircraft; (iii) make the Aircraft available at all reasonable times for inspection by Collateral Agent (and its assigns); (iv) not make any alterations or modifications to the Aircraft, without first obtaining Majority Noteholders’ written consent; (v) not operate, care for, or maintain the Aircraft in any manner which discriminates against the Aircraft when compared with the manner in which the Grantor operates, cares for, and maintains similar aircraft in the Grantor’s fleet. The Grantor shall notify Collateral Agent in writing prior to any maintenance of the Aircraft not in compliance with this Section 4.12.

(c) The Grantor, at its sole cost and expense, shall keep the Aircraft enrolled and participating in the following maintenance related system(s)/program(s) during the term of this Agreement at the Grantor’s expense: Williams TAP Blue with an Aircraft Interest Holder agreement in place with Majority Noteholders.

(d) At the Grantor’s sole cost and expense, the Grantor shall register and maintain the registration of the Aircraft in the name of the Grantor or the names of the fractional owners thereof with the Aviation Authority, as applicable under the laws of the state of the Aviation Authority. The Grantor shall not take any action or omit to take any action that may invalidate any such registration or otherwise prejudice the right, title, and interest of Collateral Agent as the first priority lienholder on the Aircraft. The Grantor shall ensure that a certified copy of the current certificate of aircraft registration is provided to Collateral Agent at all times and that the original certificate of aircraft registration is kept on board the Aircraft. The Grantor assumes all liability and responsibility for all costs, expenses, and risks related to exportation, importation, certification, registration, re-registration, and operation of the Aircraft. The Grantor’s inability to complete the registration or importation process shall not excuse the Grantor’s performance under the Loan. The Grantor shall execute a power of attorney in favor of Collateral Agent authorizing Collateral Agent to take all steps necessary to register and maintain registration of the Aircraft should the Grantor fail to do so; provided, however, Collateral Agent has no obligation or duty to monitor, maintain, or effect Aircraft registration.

(e) The Aircraft shall not, without the prior written consent of Collateral Agent, be based or operated: (i) in any country or jurisdiction with which the United States does not maintain full diplomatic relations; (ii) in any country or jurisdiction for which exports or transactions are subject to specific restrictions under any United States export or other law or United Nations Security Council directive, in effect at any time during the term of the Loan (the Grantor also agrees to prohibit any national of such restricted nations from operating the Aircraft);

(iii) in any geographic area where recognized or threatened areas of hostilities or widespread civil unrest exist or in any war zone; or (iv) in any geographic area unless the insurance required by the Note covers operations there, is in full force and effect, and is in compliance with the applicable laws of those countries. The Grantor represents and warrants that as of the date of funding the Loan it does not hold a contract, obligation or otherwise intend to allow the operation of the Aircraft in any country currently restricted by the United States, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic and Zaporizhzhia regions of Ukraine or otherwise allow a national of any such country to use or operate the Aircraft.

Section 4.13 Grantor Representations, Warranties and Covenants.

(a) The Grantor represents and warrants that: (i) the Grantor is, or concurrently with the transactions contemplated by this Agreement will be, the absolute owner of legal and beneficial title to the Collateral and (ii) except for the Liens created by this Agreement and Liens permitted by Section 10.2(f) of the Note, the Collateral is free and clear of any security interests, liens, charges, or other encumbrances.

(b) The Grantor further represents and warrants that the Grantor has adequate power and capacity to enter into, and perform under, the Note and all related Note Documents and is duly qualified to do business wherever necessary to carry on its present business and operations.

Section 4.14 Citizenship. The Grantor represents and affirms that it is a citizen of the United States of America as defined in 49 U.S.C. § 40102(a)(15), as amended, (a “Citizen”) or a lawfully admitted permanent resident of the United States or otherwise qualified to register the Aircraft for operation and navigation within the United States. If the Grantor is a Citizen on the date of this Agreement but ceases to be at any time during the term of this Agreement, the Grantor will immediately notify Collateral Agent in writing.

ARTICLE V

[RESERVED]

ARTICLE VI

REMEDIES

Section 6.01 Remedies.

(a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise, without any other notice to or demand upon the Grantor, in addition to the other rights and remedies provided for herein or in any other Note Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of Collateral Agent immediately, assemble the Collateral or any part thereof, as directed by Collateral Agent and make it available to Collateral Agent at a place and time to be designated by Collateral Agent;

(ii) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Collateral Agent may deem commercially reasonable;

(iii) occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation; and

(iv) exercise any and all rights and remedies of the Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, (A) any and all rights of the Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Deposit Accounts, and (C) exercise all other rights and remedies with respect to the other Collateral, including without limitation, those set forth in Section 9-607 of the UCC.

(b) The Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by applicable Law, Collateral Agent may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable Law, the Grantor waives all claims, damages and demands it may acquire against Collateral Agent arising out of the exercise by it of any rights hereunder. The Grantor hereby waives and releases to the fullest extent permitted by Law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor agrees that it would not be commercially unreasonable for Collateral Agent to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Collateral Agent shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(c) If any Event of Default shall have occurred and be continuing, all payments received by the Grantor in respect of the Collateral shall be received in trust for the Collateral Agent for the benefit of the Secured Parties, shall be segregated from other funds of the Grantor and shall be forthwith paid over Collateral Agent in the same form as so received (with any necessary endorsement).

(d) If any Event of Default shall have occurred and be continuing, Collateral Agent may, without notice to the Grantor except as required by Law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e) The Grantor further agrees that a breach of any of the covenants contained in this Section 6.01 will cause irreparable injury to Collateral Agent, that Collateral Agent shall have no adequate remedy at Law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 6.01 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the Note and the Note Documents.

Section 6.02 No Waiver and Cumulative Remedies. Collateral Agent shall not by any act (except by a written instrument pursuant to Section 7.06), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by Law.

Section 6.03 Application of Proceeds. Upon the exercise by Collateral Agent of its remedies hereunder, any proceeds received by Collateral Agent in respect of any realization upon any Collateral shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, in accordance with the Note. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Collateral Agent to collect such deficiency.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Concerning Collateral Agent. The provisions of Section 14 of the Note are hereby incorporated by reference herein, mutatis mutandis, as if fully set forth herein.

Section 7.02 Performance By Collateral Agent. If the Grantor shall fail to perform any covenants contained in this Agreement (including covenants to pay insurance, taxes and claims arising by operation of Law in respect of the Collateral and to pay or perform the Grantor obligations under any Collateral) or if any representation or warranty on the part of the Grantor contained herein shall be breached, Collateral Agent may (but shall not be obligated to) during the existence of an Event of Default, do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Grantor fails to pay or perform as and when required hereby and which the Grantor does not contest in accordance with the provisions of the Note. Any and all amounts so paid by Collateral Agent shall be reimbursed by the Grantor in accordance with the provisions of Section 7.08. Neither the provisions of this Section 7.02 nor any action taken by Collateral Agent pursuant to the provisions of this Section 7.02 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 7.03 COLLATERAL AGENT APPOINTED AS ATTORNEY-IN-FACT.

(a) Power of Attorney. The Grantor hereby appoints Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of the Grantor and in the name of the Grantor, or otherwise, from time to time during the existence of an Event of Default in Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Note and the other Note Documents which Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but Collateral Agent shall not be obligated to and nor shall Collateral Agent have any liability to the Grantor or any third party for failure to so do or take action). Except where prior notice is expressly required by the terms of this Agreement, Collateral Agent shall use commercially reasonable efforts to provide notice to the Grantor prior to taking any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit Collateral Agent’s right to take such action or the validity of any such action. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

(b) No Duty on the Part of Collateral Agent or the Noteholders. The powers conferred on Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent or any Noteholder to exercise any such powers. Collateral Agent and the Noteholders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.04 Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon the Grantor, its successors and assigns and (b) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and each of its respective permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons, in each case, as and to the extent provided in Section 15.9 of the Note; provided that, the Grantor shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Collateral Agent and any attempted assignment or transfer without such consent shall be null and void.

Section 7.05 Termination and Release. At such time as Payment in Full has occurred in accordance with the provisions of the Note, Collateral Agent shall release the Collateral from the Liens created hereby upon the Grantor’s reasonable request, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Collateral Agent and the Grantor hereunder shall thereupon terminate and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, and upon receipt of a certification of the Grantor that such release and termination is permitted under this Agreement and the other Note Documents, Collateral Agent shall execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 7.06 Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective, except by a written instrument signed by Collateral Agent in accordance with the terms of the Note. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by the Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 7.07 Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note, and, as to the Grantor, addressed to it at the address of the Grantor set forth in the Note and as to Collateral Agent, addressed to it at the address set forth in the Note, or in each case at such other address as shall be designated by such party in a written notice to the other party.

Section 7.08 Indemnity and Expenses.

(a) The provisions of Section 15.2 and Section 15.3 of the Note are hereby incorporated by reference herein, mutatis mutandis, as if fully set forth herein.

(b) The Grantor agrees to pay or reimburse Collateral Agent for all its documented costs and expenses incurred in collecting the Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Note Documents, including the documented fees and other charges of outside counsel to Collateral Agent.

(c) All amounts due under this Section 7.08 shall be payable not later than three (3) Business Days after written demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Loan under the Note.

(d) Without prejudice to the survival of any other agreement of the Grantor under this Agreement or any other Note Documents, the agreements and obligations of the Grantor contained in this Section 7.08 shall survive termination of the Note Documents and payment in full of the Secured Obligations and all other amounts payable under this Agreement and the resignation or removal of the Collateral Agent.

Section 7.09 Governing Law, Submission to Jurisdiction; Venue; Waiver of Jury Trial. The provisions of Sections 15.4, Section 15.5, Section 15.6 and Section 15.7 of the Note are hereby incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

Section 7.10 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 7.11 Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Note Documents, and any separate letter agreements with respect to fees payable to Collateral Agent, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by Collateral Agent and when Collateral Agent shall have received counterparts hereof signed by each of the other parties hereto. Execution and delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

Section 7.12 No Release. Nothing set forth in this Agreement or any other Note Document, nor the exercise by Collateral Agent of any of the rights or remedies hereunder, shall relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor’s part to be performed or observed in respect of any of the Collateral or from any liability to any Person in respect of any of the Collateral or shall impose any obligation on Collateral Agent to perform or observe any such term, covenant, condition or agreement on the Grantor’s part to be so performed or observed or shall impose any liability on Collateral Agent for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of the Grantor contained in this Agreement, the Note or the other Note Documents, or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, Collateral Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral. The obligations of the Grantor contained in this Section 7.12 shall survive the termination hereof and the discharge of the Grantor’s other obligations under this Agreement, the Note and the other Note Documents.

Section 7.13 Obligations Absolute. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All obligations of the Grantor hereunder shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Secured Obligation or any Note Document or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations or any other obligation of the Grantor under any Note Document, or any rescission, waiver, amendment or other modification of any Note Document or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Secured Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations; (f) any change, restructuring or termination of the corporate structure, ownership or existence of the Grantor or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Grantor or its assets or any resulting release or discharge of any Secured Obligations; (g) any failure of Collateral Agent to disclose to the Grantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Grantor now or hereafter known to Collateral Agent; the Grantor waiving any duty of Collateral Agent to disclose such information; (h) the failure of any other Person to execute or deliver this Agreement or any other agreement or the release or reduction of liability of the Grantor or other grantor or surety with respect to the Secured Obligations; (i) the failure of Collateral Agent to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Note Document or otherwise; (j) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against Collateral Agent; or (k) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by Collateral Agent that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other guarantor or surety.

Section 7.14 Collateral Agent Capacity; Majority Noteholder Direction. Kroll Trustee Services Limited is entering into this Agreement in its capacity as “Collateral Agent” under the Note and shall be entitled to all of the rights, privileges, immunities and indemnities granted to the “Collateral Agent” under the Note and the other Note Documents as if such rights, privileges, immunities and indemnities were set forth herein. Whenever this Agreement provides for a matter to be acceptable to, determined by, extensions granted by, requests made by or other similar exercises of discretion, the Collateral Agent shall be entitled to request and receive written instructions from Majority Noteholders and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Collateral Agent in accordance with the written direction of Majority Noteholders or any delay caused such request.

[Remainder of page left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GRANTOR:

FLYEXCLUSIVE JET SHARE, LLC

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Sole Manager

[SIGNATURE PAGE TO SECURITY AGREEMENT]

COLLATERAL AGENT

KROLL TRUSTEE SERVICES LIMITED, solely in its capacity as Collateral Agent

By:	/s/ Christopher Dawe
Name:	Christopher Dawe
Title:	Attorney in Fact

[SIGNATURE PAGE TO SECURITY AGREEMENT]